DERIVED INFORMATION [9/19/06]
[$1,069,750,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)
[$1,080,750,100]
Total Certificates Offered & Non-Offered
(Approximate)
Home Equity Pass-Through Certificates, Series 2006-7
Credit Suisse First Boston Mortgage Securities Corp.
Depositor
[U.S. Bank, N.A.]
Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

FICO and LTV	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	233,501	39.8	7.65	0.0	669	43.3	73.4	63.8	71.6	12.9	96.0	40.3	21.1	38.3	23.2	39.9	5.8	12.4
FICO 500-525 and LTV>65	166,054	2.8	9.54	0.0	512	42.6	77.7	2.3	85.1	8.2	98.8	80.5	2.3	17.2	0.5	11.3	4.2	13.2
FICO 525-550 and LTV>65	187,688	5.0	9.28	0.0	538	43.4	79.5	3.5	75.5	18.7	98.2	72.6	3.6	23.7	0.3	17.7	3.7	15.8
FICO 550-575 and LTV>65	198,692	6.7	8.97	0.0	562	42.4	81.4	4.2	79.9	9.0	93.0	63.2	8.1	28.7	2.3	19.6	8.0	14.7
FICO 575-600 and LTV>70	180,831	9.5	8.74	0.0	588	42.9	84.0	24.2	75.6	12.7	96.2	71.9	8.5	19.6	5.0	18.7	5.7	13.7
FICO 600-625 and LTV>70	161,734	14.2	8.49	0.0	612	43.2	84.5	34.6	74.4	14.8	95.2	69.9	9.5	20.6	11.0	26.8	2.9	14.7
FICO 625-650 and LTV>70	199,048	15.0	8.14	0.0	638	44.1	82.4	52.8	69.9	17.7	95.7	55.0	17.9	27.1	18.4	28.6	2.7	11.0
FICO 650-675 and LTV>80	153,253	3.4	8.90	0.0	660	40.3	92.1	4.8	81.1	7.6	85.5	46.8	13.4	39.8	18.9	34.5	5.5	14.4
FICO 675-700 and LTV>80	159,344	1.8	9.22	0.0	686	42.2	92.7	3.0	74.3	16.1	74.8	43.8	20.6	33.7	7.1	32.1	1.7	16.2
FICO 700-725 and LTV>80	166,920	1.0	8.85	0.0	710	43.0	91.8	0.0	75.1	6.4	73.7	30.1	26.8	38.4	24.3	42.5	3.5	13.7
FICO 725-750 and LTV>85	130,573	0.3	9.24	0.0	735	41.3	94.3	0.0	61.0	18.5	72.3	27.7	22.3	40.2	9.8	40.8	3.6	9.9
FICO 750-775 and LTV>85	169,035	0.4	9.13	0.0	759	42.8	95.1	0.0	73.0	16.4	78.3	47.1	37.8	15.1	4.3	12.8	0.0	17.6
FICO 775-800 and LTV>85	98,057	0.1	8.77	0.0	785	41.5	96.2	0.0	100.0	0.0	97.0	57.8	9.8	32.3	0.0	36.3	12.9	0.0
FICO=>800 and LTV>85	54,968	0.0	8.63	0.0	800	21.3	100.0	0.0	100.0	0.0	100.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
Total:	196,666	100.0	8.26	0.0	632	43.2	79.6	41.3	73.6	13.6	94.7	54.1	15.4	30.3	15.3	30.7	4.8	13.1

LTV and DTI	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	194,767	87.3	8.29	0.0	633	41.8	79.6	40.7	73.7	13.4	94.4	49.9	16.6	33.3	16.1	29.8	4.7	13.8
LTV 60-65 and DTI>=50	222,431	0.3	7.53	0.0	584	53.3	62.5	0.0	79.5	9.5	100.0	92.2	0.0	7.8	7.3	41.5	3.3	7.8
LTV 65-70 and DTI>=50	231,728	0.5	7.93	0.0	609	54.2	67.9	0.0	67.8	5.0	94.3	74.4	1.9	23.7	17.3	35.7	3.9	0.0
LTV 70-75 and DTI>=50	254,897	1.0	7.96	0.0	601	53.0	72.2	19.2	71.0	16.2	100.0	71.0	0.0	29.0	9.0	43.5	3.7	17.6
LTV 75-80 and DTI>=50	225,957	3.6	7.64	0.0	634	53.0	76.0	74.9	72.0	16.8	98.6	85.7	9.1	5.2	8.0	38.3	5.2	7.9
LTV 80-85 and DTI>=50	239,301	4.4	7.77	0.0	636	52.5	80.3	65.0	72.7	16.7	97.3	82.0	8.5	9.4	14.2	38.5	6.4	7.2
LTV 85-90 and DTI>=50	238,242	0.7	8.68	0.0	590	53.1	86.2	0.0	79.3	7.6	97.6	85.0	0.0	15.0	9.3	38.5	0.0	11.6
LTV 90-95 and DTI>=50	254,622	1.3	8.64	0.0	590	52.2	90.2	1.7	76.5	11.7	92.3	92.6	4.2	3.3	1.6	23.2	10.2	10.9
LTV 95-100 and DTI>=50	153,466	0.3	8.87	0.0	614	52.0	96.1	0.0	70.9	15.2	88.0	97.2	2.8	0.0	13.6	37.2	0.0	0.0
LTV=>100 and DTI>=50	66,777	0.6	10.56	0.0	634	52.5	100.0	0.0	71.0	14.4	94.7	81.7	15.6	2.7	0.0	29.1	1.8	7.8
Total:	196,666	100.0	8.26	0.0	632	43.2	79.6	41.3	73.6	13.6	94.7	54.1	15.4	30.3	15.3	30.7	4.8	13.1

DTI and FICO	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
Not in Buckets	204,150	52.9	7.98	0.0	670	40.3	80.2	55.1	71.4	14.2	93.5	42.1	21.0	36.5	22.2	33.6	5.1	12.0
DTI 20.1 - 25.0 & FICO<525	124,863	0.1	9.37	0.0	507	22.9	70.7	5.2	80.8	19.2	100.0	83.4	0.0	16.6	0.0	0.0	0.0	7.9
DTI 25.1 - 30.0 & FICO<550	127,799	0.6	9.51	0.0	530	27.8	71.0	0.0	83.9	16.1	91.8	79.4	2.1	18.5	0.0	12.5	0.0	15.7
DTI 30.1 - 35.0 & FICO<575	138,605	1.3	9.23	0.0	545	32.6	74.2	4.8	86.3	0.8	95.1	71.7	5.3	23.0	0.0	11.3	7.7	20.2
DTI 35.1 - 40.0 & FICO<600	165,850	4.0	8.85	0.0	560	37.6	76.1	12.7	81.3	10.8	97.4	75.7	4.4	19.9	2.1	20.7	3.9	16.1
DTI 40.1 - 45.0 & FICO<625	179,218	9.9	8.81	0.0	575	42.6	77.7	15.7	78.5	13.0	96.6	56.4	8.5	35.1	4.4	22.9	3.4	19.0
DTI 45.1 - 50.0 & FICO<650	199,553	20.0	8.56	0.0	597	47.8	80.8	29.1	74.2	13.5	95.2	60.7	13.3	26.0	11.2	28.9	4.1	13.9
DTI 50.1 - 55.0 & FICO<675	201,526	10.2	8.21	0.0	606	52.5	79.1	34.8	74.8	12.9	97.1	86.1	4.2	9.7	7.0	32.8	6.2	10.2
DTI=>55.0 & FICO<700	231,715	1.0	7.78	0.0	606	56.0	76.2	59.2	69.9	20.5	100.0	83.8	9.4	6.9	4.1	43.2	3.7	6.7
Total:	196,666	100.0	8.26	0.0	632	43.2	79.6	41.3	73.6	13.6	94.7	54.1	15.4	30.3	15.3	30.7	4.8	13.1

Limited and Stated Doc	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	61,721	0.0	11.13	0.0	465	41.7	100.0	0.0	100.0	0.0	100.0	0.0	0.0	100.0	0.0	100.0	0.0	0.0
FICO 500-525	193,307	2.0	9.77	0.0	515	42.3	66.5	0.0	82.2	10.0	98.2	0.0	11.8	88.2	0.5	24.3	5.0	23.4
FICO 525-550	206,291	4.3	9.67	0.0	539	42.9	70.1	1.4	79.7	11.6	96.7	0.0	11.1	88.9	0.0	25.8	7.2	18.1
FICO 550-575	219,048	6.6	9.32	0.0	562	43.6	74.8	2.8	75.6	8.4	93.7	0.0	21.9	78.1	0.0	25.0	11.9	17.0
FICO 575-600	205,765	7.2	9.04	0.0	588	41.8	79.2	5.2	75.7	9.2	95.2	0.0	27.4	72.6	2.6	23.8	5.4	15.0
FICO 600-625	251,064	10.9	8.65	0.0	612	42.3	81.9	9.7	72.3	12.2	91.0	0.0	28.9	71.1	11.0	38.8	3.3	19.2
FICO 625-650	222,109	16.1	8.48	0.0	639	43.7	80.9	47.7	65.5	18.3	95.0	0.0	38.2	61.8	15.5	30.8	5.3	12.4
FICO 650-675	223,537	18.5	8.24	0.0	661	43.9	80.9	66.9	72.3	12.7	95.9	0.0	39.4	60.6	21.4	42.9	4.8	10.4
FICO 675-700	246,851	15.2	8.01	0.0	687	44.4	80.6	72.1	63.2	17.5	95.3	0.0	44.7	55.3	25.1	42.8	6.5	16.5
FICO 700-725	249,193	9.4	7.81	0.0	710	44.3	80.6	72.5	75.1	9.4	93.6	0.0	32.8	67.2	32.2	48.3	4.8	10.7
FICO 725-750	244,692	4.6	7.78	0.0	734	42.6	80.3	75.3	61.9	11.8	95.6	0.0	30.7	69.3	27.8	44.6	7.2	5.5
FICO 750-775	257,998	3.3	7.79	0.0	762	44.3	79.7	71.4	67.4	14.3	95.3	0.0	28.7	71.3	32.4	53.1	11.4	12.7
FICO 775-800	286,077	1.4	7.85	0.0	786	43.1	80.1	84.0	79.7	16.5	94.7	0.0	39.9	60.1	20.8	46.5	6.1	6.4
FICO=>800	405,318	0.4	7.61	0.0	804	40.4	80.0	53.4	74.1	25.9	100.0	0.0	36.2	63.8	89.7	89.7	0.0	0.0
Total:	231,277	100.0	8.43	0.0	650	43.5	79.6	46.7	70.6	13.4	94.8	0.0	33.7	66.3	17.7	38.0	5.9	13.7

IO	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO 500-525	98,941	0.1	7.07	0.0	518	31.9	68.6	74.7	25.3	74.7	100.0	74.7	0.0	25.3	100.0	0.0	0.0	0.0
FICO 525-550	166,417	0.1	6.63	0.0	546	39.0	90.0	0.0	100.0	0.0	100.0	100.0	0.0	0.0	100.0	100.0	0.0	0.0
FICO 550-575	256,375	1.2	7.92	0.0	566	46.2	76.3	0.0	88.4	11.6	100.0	100.0	0.0	0.0	100.0	40.2	0.0	23.2
FICO 575-600	241,831	3.6	7.98	0.0	591	40.5	80.4	32.2	80.4	10.7	100.0	84.2	7.6	8.3	100.0	30.8	0.0	3.5
FICO 600-625	276,572	11.4	7.86	0.0	612	42.6	80.6	32.6	61.7	14.8	100.0	68.8	12.9	18.2	100.0	40.7	5.8	13.1
FICO 625-650	295,524	18.9	7.61	0.0	640	44.0	79.9	62.9	77.0	18.1	100.0	60.7	24.7	14.6	100.0	45.0	0.5	7.8
FICO 650-675	307,961	21.3	7.53	0.0	662	42.4	80.3	69.8	77.2	12.0	99.0	44.5	28.7	26.8	100.0	60.3	1.9	7.4
FICO 675-700	324,596	17.3	7.48	0.0	687	44.6	78.9	83.1	60.8	18.3	100.0	34.2	26.5	39.3	100.0	65.6	6.1	5.8
FICO 700-725	320,156	12.0	7.28	0.0	711	44.0	80.0	77.0	75.6	14.6	94.7	24.9	31.8	43.4	100.0	73.4	1.6	4.5
FICO 725-750	290,424	6.2	7.32	0.0	736	43.8	75.9	77.2	64.0	19.0	98.9	35.4	24.8	36.4	100.0	68.4	0.0	3.5
FICO 750-775	341,589	4.9	7.27	0.0	760	45.0	78.1	86.3	52.1	30.0	98.0	34.8	13.7	51.6	100.0	69.9	0.0	7.8
FICO 775-800	299,020	1.8	7.06	0.0	781	46.3	78.7	77.7	87.3	12.7	100.0	50.3	20.2	29.6	100.0	87.2	0.0	0.0
FICO=>800	454,400	1.1	7.62	0.0	805	39.9	80.0	48.1	71.2	28.8	100.0	0.0	28.8	71.2	100.0	100.0	0.0	0.0
Total:	302,183	100.0	7.53	0.0	671	43.5	79.5	66.3	70.7	16.4	99.0	47.0	23.8	29.0	100.0	58.2	2.4	7.1

40Y	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO 500-525	203,501	2.9	9.17	0.0	512	44.1	73.3	2.4	82.3	8.0	100.0	77.5	7.3	15.2	0.0	19.9	10.7	21.2
FICO 525-550	226,975	6.9	8.85	0.0	539	44.7	74.1	3.1	71.2	19.6	98.5	69.2	2.9	27.9	0.0	39.8	3.0	10.5
FICO 550-575	251,576	11.2	8.83	0.0	562	44.2	77.9	1.9	72.8	11.5	94.1	54.7	7.6	37.8	0.0	36.2	6.7	10.5
FICO 575-600	231,344	13.3	8.58	0.0	588	43.3	81.0	15.7	80.4	9.5	94.8	60.2	7.8	32.0	0.0	27.5	8.1	11.9
FICO 600-625	201,766	17.3	8.34	0.0	612	43.5	82.4	26.9	81.1	11.7	97.4	59.4	11.0	29.5	0.0	39.5	2.0	13.4
FICO 625-650	247,137	14.9	7.96	0.0	638	43.4	79.7	51.2	64.1	18.8	94.6	46.6	18.6	34.8	0.0	32.7	7.8	11.1
FICO 650-675	277,630	14.3	7.91	0.0	661	43.3	80.4	65.3	71.9	14.9	95.5	24.9	27.2	47.6	0.0	36.3	4.0	10.8
FICO 675-700	289,158	8.9	7.67	0.0	686	44.4	79.3	75.0	59.5	20.8	96.7	22.9	37.8	39.3	0.0	41.1	10.9	16.0
FICO 700-725	306,885	5.3	7.73	0.0	710	44.3	81.6	71.3	73.9	5.8	91.4	17.1	28.0	52.2	0.0	41.8	8.5	16.2
FICO 725-750	280,099	2.6	7.47	0.0	736	42.4	78.5	67.0	54.9	0.0	87.7	29.9	27.4	42.7	0.0	42.1	17.6	3.6
FICO 750-775	315,415	1.4	7.48	0.0	763	46.4	78.3	68.0	74.4	3.4	100.0	22.6	39.9	37.6	0.0	46.1	15.7	8.2
FICO 775-800	305,391	1.1	7.04	0.0	786	44.0	81.0	86.1	77.6	17.3	100.0	51.2	23.9	24.9	0.0	23.9	0.0	9.9
Total:	244,415	100.0	8.23	0.0	625	43.7	79.7	38.3	72.5	13.5	95.6	46.5	17.2	36.1	0.0	35.8	6.5	12.2

+30Y	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	175,649	0.0	7.25	0.0	486	52.7	74.9	0.0	0.0	100.0	100.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 500-525	205,009	2.0	9.18	0.0	512	44.4	73.5	2.3	82.8	7.8	100.0	78.2	7.1	14.8	0.0	19.3	10.4	23.4
FICO 525-550	227,424	5.4	8.86	0.0	540	44.3	74.2	2.6	72.9	18.3	98.7	72.5	2.4	25.1	0.0	36.3	5.1	10.8
FICO 550-575	250,692	8.6	8.79	0.0	562	44.1	77.7	2.5	76.0	10.0	92.2	60.5	6.6	32.9	0.0	37.9	5.8	10.9
FICO 575-600	217,677	12.5	8.59	0.0	588	43.5	80.8	23.3	78.6	13.1	96.1	69.1	6.4	24.4	0.0	29.1	5.8	12.4
FICO 600-625	202,128	18.4	8.20	0.0	612	44.4	81.5	36.4	79.9	13.3	97.4	68.0	8.4	23.6	0.0	38.6	1.6	12.0
FICO 625-650	227,957	16.8	7.88	0.0	638	44.9	79.0	61.2	67.2	18.7	96.0	60.0	16.0	24.0	0.0	32.5	4.6	8.4
FICO 650-675	260,275	15.2	7.76	0.0	661	44.4	79.2	70.2	73.9	14.9	96.4	40.5	22.2	37.0	0.0	37.6	2.5	10.7
FICO 675-700	264,106	9.5	7.60	0.0	686	44.5	79.3	77.9	65.2	19.9	96.0	29.6	34.6	35.8	0.0	41.4	6.9	13.2
FICO 700-725	284,058	5.6	7.50	0.0	710	45.4	79.9	76.4	72.5	9.8	94.6	27.1	20.8	50.3	0.0	46.1	5.3	13.2
FICO 725-750	298,606	3.4	7.30	0.0	735	43.6	78.0	78.7	60.9	5.5	92.7	38.7	19.2	42.1	0.0	50.3	9.0	8.1
FICO 750-775	308,747	1.5	7.34	0.0	764	46.1	78.8	74.1	76.3	7.6	100.0	16.2	25.4	58.3	0.0	49.3	10.0	12.7
FICO 775-800	295,360	1.1	6.97	0.0	785	44.3	79.3	88.2	73.9	14.7	100.0	55.8	15.6	28.6	0.0	33.2	0.0	6.5
Total:	235,783	100.0	8.08	0.0	631	44.4	79.3	47.4	73.5	14.4	96.2	54.6	14.9	30.3	0.0	36.8	4.6	11.3

Investor	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO 500-525	121,742	1.0	10.81	0.0	516	44.8	68.5	0.0	100.0	0.0	0.0	61.3	0.0	38.7	0.0	38.7	0.0	28.7
FICO 525-550	129,485	2.8	10.11	0.0	541	34.3	61.8	0.0	51.2	0.0	0.0	50.6	12.3	37.2	0.0	16.3	12.3	22.0
FICO 550-575	245,267	11.2	9.49	0.0	566	39.5	74.7	0.0	67.0	7.1	0.0	67.1	12.8	20.1	0.0	32.7	17.5	7.2
FICO 575-600	140,182	7.5	9.60	0.0	590	42.4	78.0	0.0	74.1	3.2	0.0	74.7	6.9	18.4	0.0	23.7	9.7	16.4
FICO 600-625	170,758	15.9	9.21	0.0	613	38.6	79.9	3.3	60.7	7.6	0.0	49.7	20.3	30.0	0.0	5.4	12.7	21.3
FICO 625-650	163,036	14.5	8.78	0.0	637	41.7	79.5	3.6	53.1	20.9	0.0	50.1	21.2	28.7	0.0	20.1	3.4	15.4
FICO 650-675	172,790	14.0	8.62	0.0	660	38.4	84.4	10.8	63.5	8.6	0.0	50.6	22.7	26.7	2.7	22.3	3.3	22.1
FICO 675-700	202,455	15.2	8.86	0.0	684	40.1	82.0	21.7	43.9	6.3	0.0	53.4	17.2	29.5	0.0	14.5	0.0	11.8
FICO 700-725	200,682	9.1	8.34	0.0	713	36.9	84.6	21.6	66.4	5.6	0.0	33.5	40.1	16.0	20.1	37.4	0.0	5.6
FICO 725-750	271,330	3.8	8.41	0.0	735	34.6	86.0	5.9	54.7	0.0	0.0	46.7	35.3	18.0	5.9	28.5	26.1	16.1
FICO 750-775	206,213	3.7	8.49	0.0	759	34.6	79.8	37.2	43.9	41.6	0.0	67.4	9.0	23.6	9.0	10.8	14.5	6.7
FICO 775-800	136,242	1.3	9.40	0.0	789	37.2	76.4	15.7	36.4	0.0	0.0	44.0	56.0	0.0	0.0	0.0	19.6	0.0
FICO=>800	56,656	0.1	9.45	0.0	809	11.5	85.0	100.0	100.0	0.0	0.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
Total:	180,022	100.0	8.98	0.0	646	39.1	80.1	9.8	58.7	9.5	0.0	53.4	20.4	25.2	2.8	20.2	7.8	14.8

Second Lien	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	41,041	0.2	11.25	0.0	455	43.8	100.0	0.0	100.0	0.0	100.0	24.8	0.0	75.2	0.0	75.2	0.0	0.0
FICO 500-525	55,435	0.1	12.30	0.0	520	43.7	100.0	0.0	0.0	0.0	100.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 525-550	92,381	0.4	11.69	0.0	543	48.1	100.0	0.0	100.0	0.0	100.0	100.0	0.0	0.0	0.0	100.0	0.0	0.0
FICO 550-575	64,352	0.2	12.13	0.0	557	47.1	100.0	0.0	100.0	0.0	100.0	0.0	100.0	0.0	0.0	100.0	0.0	0.0
FICO 575-600	48,828	5.0	11.95	0.0	593	44.3	99.6	0.0	77.0	15.1	100.0	100.0	0.0	0.0	0.0	33.0	0.0	6.0
FICO 600-625	45,898	29.6	11.81	0.0	611	44.5	99.6	0.0	75.8	18.3	100.0	92.3	5.6	2.2	0.0	23.0	0.8	14.1
FICO 625-650	62,200	20.4	11.67	0.0	639	43.5	98.8	0.0	56.3	23.3	100.0	46.6	23.6	29.8	0.0	27.3	3.7	13.9
FICO 650-675	66,126	19.0	11.49	0.0	660	43.5	99.8	0.0	75.4	11.4	100.0	26.4	27.5	46.2	0.0	41.1	0.9	10.1
FICO 675-700	81,821	12.1	11.39	0.0	686	42.6	98.3	0.0	54.0	25.9	91.7	23.5	27.2	49.3	2.5	41.4	6.5	19.9
FICO 700-725	71,988	6.5	10.60	0.0	710	46.0	97.3	0.0	61.8	5.8	96.4	28.2	15.7	56.1	0.0	29.4	14.9	12.7
FICO 725-750	66,590	3.1	10.89	0.0	734	42.8	100.0	0.0	61.6	8.2	100.0	17.1	11.4	71.4	0.0	36.0	10.4	4.6
FICO 750-775	75,384	2.0	10.70	0.0	762	42.2	100.0	0.0	72.2	13.5	92.5	13.6	29.4	57.0	0.0	60.2	0.0	12.4
FICO 775-800	80,114	1.4	10.03	0.0	788	40.2	100.0	0.0	100.0	0.0	95.2	33.6	15.5	50.9	0.0	57.2	20.3	0.0
Total:	58,645	100.0	11.52	0.0	649	43.8	99.2	0.0	68.2	17.1	98.6	53.4	17.3	29.3	0.3	32.6	3.5	12.8

Silent Second	Wtd Avg Sched Bal	% Sched Bal	GWAC	% MI	Wtd Avg FICO	Wtd Avg DTI	Wtd Avg LTV	% Silent Second	% SFD	% PUD	% Owner Occ	% Full Doc	% Reduced Doc	% Stated Doc	% Int Only	% CA	% NY	% FL
FICO < 500	104,565	0.0	6.60	0.0	453	36.2	80.0	100.0	100.0	0.0	100.0	100.0	0.0	0.0	0.0	0.0	0.0	0.0
FICO 500-525	139,101	0.2	8.58	0.0	519	42.2	80.0	100.0	46.9	21.3	100.0	100.0	0.0	0.0	21.3	0.0	0.0	0.0
FICO 525-550	139,701	0.4	9.47	0.0	541	44.0	82.9	100.0	71.0	29.0	100.0	84.9	0.0	15.1	0.0	29.9	0.0	12.3
FICO 550-575	122,546	0.7	9.30	0.0	560	42.4	84.1	100.0	83.7	7.9	100.0	71.0	24.4	4.6	0.0	8.0	0.0	6.3
FICO 575-600	171,948	5.9	8.28	0.0	589	43.0	78.6	100.0	77.6	11.3	100.0	92.9	3.5	3.6	7.3	16.8	6.0	12.1
FICO 600-625	185,131	12.2	7.82	0.0	612	44.6	78.7	100.0	75.7	16.5	98.9	90.5	6.4	3.1	11.2	24.9	2.4	14.3
FICO 625-650	225,912	19.6	7.76	0.0	639	45.0	78.6	100.0	70.4	16.9	99.7	56.7	22.1	21.2	22.5	32.3	4.1	8.2
FICO 650-675	245,275	22.1	7.71	0.0	661	43.9	79.1	100.0	70.9	16.6	98.9	38.0	29.4	32.4	24.9	38.6	2.4	12.3
FICO 675-700	260,751	17.3	7.62	0.0	686	44.6	79.4	100.0	65.0	18.0	97.3	30.1	35.8	34.1	30.7	43.5	6.1	12.2
FICO 700-725	268,223	10.1	7.42	0.0	710	45.2	79.4	100.0	72.6	11.5	97.8	25.6	23.9	50.5	33.9	46.8	5.4	9.3
FICO 725-750	268,444	5.6	7.31	0.0	735	43.9	79.2	100.0	63.6	13.0	99.6	31.4	21.3	47.3	32.0	54.1	2.1	5.8
FICO 750-775	294,170	3.3	7.40	0.0	762	44.8	79.4	100.0	62.4	15.8	95.4	21.5	19.9	58.7	47.1	58.3	11.2	10.5
FICO 775-800	307,383	2.2	7.20	0.0	786	44.3	79.3	100.0	80.1	13.5	98.9	39.1	23.5	35.7	22.9	46.4	4.5	8.1
FICO=>800	284,811	0.3	7.69	0.0	804	39.3	80.2	100.0	54.0	46.0	95.0	5.0	64.3	30.7	76.7	76.7	0.0	0.0
Total:	231,501	100.0	7.70	0.0	665	44.4	79.1	100.0	70.5	15.8	98.7	48.3	23.2	28.5	24.6	37.5	4.2	10.8